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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BRT REALTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
(516) 466-3100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
March 10, 2008

        The Annual Meeting of Shareholders of BRT Realty Trust will be held on Monday, March 10, 2008, at 9:00 a.m. local time, at the offices of BRT Realty Trust, 60 Cutter Mill Road, Suite 303, Great Neck, New York for the following purposes:

  1.
  To elect four Class III Trustees to serve until the 2011 Annual Meeting of Shareholders; and

  2.
  To transact any other business as may properly come before the meeting.

        Shareholders of record at the close of business on January 23, 2008 will be entitled to notice of and to vote at our annual meeting. It is important that your common shares of beneficial interest be represented and voted at the meeting. You can vote your common shares of beneficial interest by completing and returning the proxy card. Certain shareholders can also vote their common shares of beneficial interest over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Simeon Brinberg Secretary

Great Neck, New York
January 28, 2008

BRT REALTY TRUST

2008 ANNUAL MEETING
PROXY STATEMENT

PROXY STATEMENT

GENERAL

        Our board of trustees is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2008 annual meeting of shareholders of BRT Realty Trust. In this proxy statement we refer to BRT Realty Trust as "BRT," "we," "our," "us," "our company," or the "Trust." The meeting will be held at our offices, 60 Cutter Mill Road, Suite 303, Great Neck, New York, at 9:00 a.m., local time, on Monday, March 10, 2008.

        The date of this proxy statement is January 28, 2008, the approximate date on which we are mailing this proxy statement and the accompanying form of proxy to our shareholders. Our fiscal year begins on October 1st and ends on September 30th. References in this proxy statement to the "year 2007" or "fiscal 2007" refers to the twelve month period from October 1, 2006 through September 30, 2007.

        Our executive offices are located at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021. Our telephone number is (516) 466-3100.

VOTING PROCEDURES

        Shareholders of record at the close of business on January 23, 2008 are entitled to notice of and to vote at the annual meeting of shareholders. The record date was established by our board of trustees. You are entitled to one vote for each common share of beneficial interest you own on January 23, 2008 and do not have the right to vote cumulatively in the election of trustees. Our common shares of beneficial interest (hereafter the "common shares") constitute our only class of voting securities outstanding and will vote as a single class on all matters to be considered at the annual meeting. On the record date, there were 11,612,725 common shares outstanding and entitled to vote. In order to carry on the business at the meeting, we must have a quorum present in person or by proxy. This means that at least a majority of the outstanding common shares must be represented at the meeting, either in person or by proxy, regardless of whether you vote your common shares. The affirmative vote of a plurality of the outstanding common shares present and voting at the meeting, in person or by proxy, is required to elect the four nominees as Class III Trustees.

        Because many shareholders cannot attend the meeting in person, it is necessary that a large number of common shares be represented by proxy. Most shareholders have a choice of voting over the internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage paid envelope provided. Please refer to your proxy card or to the information provided by your bank, broker, or other holder of record to see which options are available to you. You should be aware that if you vote over the internet, you may incur costs, such as telephone and internet access charges, for which you will be responsible. The internet and telephone voting facilities for shareholders of record will close at 11:59 p.m., E.S.T. on March 9, 2008. If you vote by telephone or via the internet, it is not necessary to return a proxy card. The internet and telephone voting procedures are designed to authenticate shareholders by use of a control number, and to allow you to confirm that your instructions have been properly recorded.

        If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case, you should sign the proxy card and deliver it to the person so named, and the person so named must then be present to vote at the meeting. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company.

        You can revoke your proxy at any time before it is exercised. To revoke your proxy you may file a written revocation with our Secretary, or you may deliver a properly executed proxy bearing a later date. If you vote by telephone or internet you may also revoke your proxy with a timely and valid later telephone or internet vote, as the case may be. You may also revoke your proxy by attending the meeting and voting in person. If not so revoked, the common shares represented by such proxy will be voted.

        Votes withheld from nominees for trustee and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum has been reached. Votes withheld from nominees for trustee have the same effect as votes against. A "broker non-vote" occurs if a broker or other nominee who is entitled to vote your common shares has not received instructions from you with respect to a particular matter to be voted on, and the broker or other nominee does not otherwise have discretionary authority to vote your shares on that matter. Broker non-votes will have no effect on the outcome of the election of trustees.

        If you hold your common shares through a broker, your shares may be voted even if you do not vote or attend the meeting. Under the rules of the New York Stock Exchange, if you hold your common shares through a broker, your broker is permitted to vote your common shares on the election of trustees even if the broker does not receive instructions from you, but may not vote your shares on non-discretionary items without voting instructions from you.

        All common shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If no choice is indicated on the proxy card, the persons named as your proxies will vote the common shares "FOR" the four nominees (Kenneth F. Bernstein, Fredric H. Gould, Gary Hurand and Elie Weiss) for Class III Trustee, and as the proxy holders may determine, in their discretion, with respect to other matters that properly come before the meeting. The board of trustees is not currently aware of any business to be acted upon at the meeting other than that which is described in this proxy statement. A representative of American Stock Transfer and Trust Company will tabulate the votes and act as inspector of elections.

COST OF PROXY SOLICITATION

        We will pay the entire cost of soliciting proxies, including preparing and mailing this proxy statement. In addition to the solicitation of proxies by mail and through our regular employees, we will request banks, brokers, custodians, nominees and other record holders to forward copies of the proxy statement and other soliciting materials to persons for whom they hold common shares and to request authority for the exercise of proxies. We will reimburse such record holders for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to shareholders.

GOVERNANCE OF OUR COMPANY

General

        We are governed by a board of trustees and by the committees of the board. Members of the board are kept informed about our business through discussions with our chairman, our president and chief executive officer and our other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. During fiscal 2007, the board held six meetings and enacted resolutions by unanimous consent on three occasions. Each trustee attended at least 75% of the aggregate number of board and applicable committee meetings in fiscal 2007.

        Our board of trustees has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The board has affirmatively determined that each of Kenneth F. Bernstein, Alan H. Ginsburg, Louis C. Grassi, Gary Hurand, Jeffrey Rubin, Jonathan H. Simon and Elie Weiss, a majority of our trustees, is "independent" for the purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and all of the members of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is independent for the purposes of Section 303A. Messrs. Fredric H. Gould, Jeffrey A. Gould and Matthew J. Gould are not independent under New York Stock Exchange Rules because, among other reasons, they serve as our executive officers. The board based these determinations primarily on a review of the responses of our trustees to questions regarding employment and compensation history, affiliations and family and other relationships, discussions with trustees and relevant facts and circumstances provided by management of any relationships bearing on the independence of a trustee.

        In determining the independence of each of the foregoing trustees, the board considered that (i) Gary Hurand holds approximately a 40% beneficial interest in a family entity which owns a preferred limited partnership interest in Gould Investors L.P. (an affiliate of our company—see "Certain Relationships and Related Transactions); the preferred limited partnership interest owned by the Hurand family entity has a deemed value of $14,678,000 (the redemption price of the interest) and limited voting rights, and no member of the Hurand family, including Gary Hurand, has any management involvement in Gould Investors L.P.; and concluded that the Hurand family entity's passive investment in Gould Investors L.P. did not disqualify Gary Hurand from being independent; (ii) Gould Investors L.P. and an entity affiliated with Gould Investors L.P. owns less than 2% of the outstanding shares of Newtek Business Services, Inc., a public company in which Jeffrey Rubin is a director and an executive officer, and concluded that such investment by Gould Investors L.P. and an affiliated entity in Newtek Business Services, Inc. did not adversely affect Jeffrey Rubin's independence; (iii) an entity in which Jonathan H. Simon is a control person entered into a contingent contract to acquire a property located in Manhattan, New York for $17 million from Gould Investors L.P., equal to the high offer in a broadly offered sale process, and based on the facts of this transaction Jonathan Simon was not disqualified from being independent; and (iv) Elie Weiss, who was elected to the Board of Trustees at the December 10, 2007 board meeting was determined to be independent after the Board considered that he is the son-in-law of Gary Hurand, an independent trustee, and that an entity controlled by him participated on a pari passu basis as a 25% participant in a $2 million mortgage loan originated by us in February 2007 and concluded that such relationships did not disqualify Elie Weiss from being independent.

        The board has adopted a charter for each committee, as well as corporate governance guidelines that address the make-up and functioning of the board. You can find each charter and the corporate governance guidelines by accessing the corporate governance section of our website at www.brtrealty.com. Copies of these charters and the corporate governance guidelines may be obtained by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary.

Code of Business Conduct and Ethics

        We have also adopted a code of business conduct and ethics that applies to all trustees, officers, employees, agents and consultants, including our chief executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions. The code of business conduct and ethics covers a variety of topics, including those required by the Securities and Exchange Commission and the New York Stock Exchange. Topics covered include, but are not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The code of business conduct and ethics, as amended and restated, is available at the corporate governance section of our website at www.brtrealty.com and may be obtained by writing to us at 60 Cutter Mill

Road, Suite 303, Great Neck, New York 11021, Attention: Secretary. During fiscal 2007, there were no waivers of the provisions of the code of business conduct and ethics with respect to any of our trustees, officers, employees, agents or consultants. We will post any amendments to, or waivers of, our code of business conduct and ethics, as amended and restated, on our website.

Audit Committee

        Our board of trustees has adopted an Audit Committee Charter delineating the composition and responsibilities of the Audit Committee. A copy of the Audit Committee Charter is attached to this proxy statement as Exhibit A.

        The Audit Committee Charter requires that the Audit Committee be comprised of at least three members, all of whom are independent trustees and at least one of whom is an "audit committee financial expert." Our board of trustees has determined that all of the members of our Audit Committee are independent for the purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Section 303.01 of the Listed Company Manual of the New York Stock Exchange, and that Louis C. Grassi, chairman of the Audit Committee, qualifies as an "audit committee financial expert," as that term is defined in Item 407(d) of Regulation S-K promulgated pursuant to the Securities Exchange Act of 1934, as amended.

        The Audit Committee, which is comprised of Gary Hurand, Alan H. Ginsburg and Louis C. Grassi, met five times during fiscal 2007. The Audit Committee is responsible for (i) the quality and integrity of our financial statements and internal controls, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm's qualification and independence, (iv) the performance of our internal audit function and of our independent registered public accounting firm, and (v) the preparation of the audit committee report required by the Securities and Exchange Commission for inclusion in this proxy statement. The board has determined that each member of the Audit Committee satisfies the financial literacy requirements of the New York Stock Exchange.

Compensation Committee

        The Compensation Committee, which is comprised of Alan H. Ginsburg, Jeffrey Rubin and Jonathan H. Simon, met four times during fiscal 2007. The Compensation Committee reviews and makes recommendations to the board with respect to the salaries, bonuses and stock incentive awards of our officers and key employees. The Compensation Committee also oversees administration of our equity incentive plans and approves and authorizes grants of equity compensation awards under the BRT Realty Trust 2003 Incentive Plan.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee, which is comprised of Gary Hurand, Louis C. Grassi and Jonathan H. Simon, met two times in fiscal 2007. The principal responsibilities of the Nominating and Corporate Governance Committee include proposing to the Board of Trustees a slate of trustees for election to the board of trustees at the annual meeting of shareholders, identification and recommendation of candidates to fill vacancies on the board of trustees between annual meetings of shareholders and monitoring corporate governance matters, including overseeing our corporate governance guidelines, code of business conduct and ethics and reviewing the independence of non-management trustees on an annual basis and more often, if necessary.

        The board believes that it should be comprised of trustees with complementary backgrounds, and that trustees should, at a minimum, have expertise that may be useful to us. Trustees should possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.

        When considering candidates for trustee, the Nominating and Corporate Governance Committee will take into account a number of factors, including the following:

  •
  Independence from management;

  •
  Whether the candidate has relevant business experience;

  •
  Judgment, skill, integrity and reputation;

  •
  Financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;

  •
  Executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and

  •
  The size and composition of the existing board.

        The Nominating and Corporate Governance Committee will consider candidates for trustee suggested by shareholders, applying the criteria for candidates described above, considering the additional information referred to below and evaluating such nominees in the same manner as other candidates. Shareholders wishing to suggest a candidate for trustee should write to our Secretary and include:

  •
  A statement that the writer is a shareholder and is proposing a candidate for consideration by the committee;

  •
  The name of and contact information for the candidate;

  •
  A statement of the candidate's business and educational experience;

  •
  Information regarding each of the factors listed above sufficient to enable the committee to evaluate the candidate;

  •
  A statement detailing any relationship between the candidate and any competitor of the Trust;

  •
  Detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

  •
  A statement that the candidate is willing to be considered and willing to serve as a trustee if nominated and elected.

Before nominating a sitting trustee for re-election at an annual meeting of shareholders, the Nominating and Corporate Governance Committee will consider:

  •
  The trustee's performance on the board; and

  •
  Whether the trustee's re-election would be consistent with our corporate governance guidelines.

        When seeking candidates for trustee, the Nominating and Corporate Governance Committee may solicit suggestions from management, incumbent trustees or others. The Nominating and Corporate Governance Committee will interview a candidate if it believes the candidate might be suitable to be a trustee. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the board, it will recommend the candidate's election to the full board.

Independence of Trustees

        The following standards for "director" independence are applicable to us in accordance with the New York Stock Exchange corporate governance listing standards:

  •
  No trustee qualifies as "independent" unless the board affirmatively determines that the trustee has no material relationship with us or any of our subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with us or any of our subsidiaries);

  •
  A trustee who is an employee, or whose immediate family member is an executive officer, of ours or any of our subsidiaries is not independent until three years after the end of such employment relationship;

  •
  A trustee who received, or whose immediate family member received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 in any twelve-month period;

  •
  A trustee who is, or who has an immediate family member who is, a current partner of our internal or external auditor, a trustee who is a current employee of our internal or external auditor, a trustee who has an immediate family member who is a current employee of our internal or external auditor and who participates in our audit, assurance or tax compliance (but not tax planning) practice, or a trustee who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of our internal or external auditor and personally worked on our audit within that time, can not be considered independent;

  •
  A trustee who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries' present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship; and

  •
  A trustee who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us or any of our subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not "independent" until the commencement of the third fiscal year following the fiscal year in which such payments fall below such threshold.

        Under the "director" independence standards, the Board must affirmatively determine that a trustee has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a trustee. The Board has not adopted any requirements or standards for "director" independence beyond the New York Stock Exchange corporate governance listing standards.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are Alan H. Ginsburg, Jeffrey Rubin and Jonathan H. Simon. None of the members of the Compensation Committee has ever been an officer or employee of our company or any of our subsidiaries and no "compensation committee interlocks" existed during fiscal 2007.

Compensation of Trustees

        Non-management members of our board of trustees are paid an annual retainer of $20,000. In addition, each member of the Audit Committee is paid an annual retainer of $5,000, the Chairman of the Audit Committee is paid an additional annual retainer of $10,000, each member of the Compensation Committee is paid an annual retainer of $4,000, the Chairman of the Compensation Committee is paid an additional annual retainer of $8,000, each member of the Nominating and Corporate Governance Committee is paid an annual retainer of $3,000 and the Chairman of the Nominating and Corporate Governance Committee is paid an additional annual retainer of $4,000. Each non-management member of our board of trustees is also paid $1,200 for each board meeting attended in person and $750 for each board meeting attended by telephone conference, and each non-management trustee is paid $1,000 for each Committee meeting attended in person and $750 for each committee meeting attended by telephone conference. In fiscal 2007, each non-management member of our board of trustees was also awarded 1,250 restricted common shares under the BRT Realty Trust 2003 Incentive Plan. The restricted shares have a five year vesting period during which period the registered owner is entitled to vote and receive cash distributions on such shares. Non-management trustees who reside outside of the local area in which our executive office is located also receive reimbursement for travel expenses incurred in attending board and committee meetings.

Compensation of Trustees

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Kenneth F. Bernstein	26,100	18,394	(4)	9,645	54,139
Alan H. Ginsburg	41,400	9,784	(5)	4,765	55,949
Louis C. Grassi	49,100	21,986	(6)	11,475	82,561
Gary Hurand	30,700	21,460	(7)	11,475	63,635
Jeffrey Rubin	43,600	18,574	(8)	9,645	71,819
Jonathan H. Simon	38,600	9,784	(5)	4,765	53,149

    (1)
    Includes all fees earned or paid in cash for services as a trustee, including annual retainer fees and committee and committee chairmanship annual retainer fees and meeting fees.

    (2)
    Includes the amount expensed for financial statement reporting purposes for fiscal 2007 in accordance with SFAS 123(R). The table below shows the aggregate number of unvested restricted shares awarded to and held by the named trustees as of September 30, 2007:

Name	Restricted Shares
Kenneth F. Bernstein	4,250
Alan H. Ginsburg	2,250
Louis C. Grassi	5,000
Gary Hurand	5,000
Jeffrey Rubin	4,250
Jonathan H. Simon	2,250

  (3)
  Sets forth the cash dividends paid to trustees in 2007 on unvested restricted shares awarded under the BRT Realty Trust 2003 Incentive Plan.

  (4)
  On June 30, 2004, we awarded 1,000 restricted shares, with a grant date fair value of $19,500. On January 31, 2005, we awarded 1,000 restricted shares, with a grant date fair value of $23,550. On January 31, 2006, we awarded 1,000 restricted shares, with a grant date fair value of $25,130. On January 31, 2007, we awarded 1,250 restricted shares, with a grant date fair value of $35,688. Each share of restricted stock vests five years after the date of grant.

  (5)
  On January 31, 2006, we awarded 1,000 restricted shares, with a grant date fair value of $25,130. On January 31, 2007, we awarded 1,250 restricted shares, with a grant date fair value of $35,688. Each share of restricted stock vests five years after the date of grant.

  (6)
  On September 8, 2003, we awarded 750 restricted shares, with a grant date fair value of $14,070. On February 10, 2004, we awarded 1,000 restricted shares, with a grant date fair value of $23,390. On January 31, 2005, we awarded 1,000 restricted shares, with a grant date fair value of $23,550. On January 31, 2006, we awarded 1,000 restricted shares, with a grant date fair value of $25,130. On January 31, 2007, we awarded 1,250 restricted shares, with a grant date fair value of $35,688. Each share of restricted stock vests five years after the date of grant.

  (7)
  On May 5, 2003, we awarded 750 restricted shares, with a grant date fair value of $11,438. On February 10, 2004, we awarded 1,000 restricted shares, with a grant date fair value of $23,390. On January 31, 2005, we awarded 1,000 restricted shares, with a grant date fair value of $23,550. On January 31, 2006, we awarded 1,000 restricted shares, with a grant date fair value of $25,130. On January 31, 2007, we awarded 1,250 restricted shares, with a grant date fair value of $35,688. Each share of restricted stock vests five years after the date of grant.

  (8)
  On June 14, 2004, we awarded 1,000 restricted shares, with a grant date fair value of $20,400. On January 31, 2005, we awarded 1,000 restricted shares, with a grant date fair value of $23,550. On January 31, 2006, we awarded 1,000 restricted shares, with a grant date fair value of $25,130. On January 31, 2007, we awarded 1,250 restricted shares, with a grant date fair value of $35,688. Each share of restricted stock vests five years after the date of grant.

Non-Management Trustee Executive Sessions

        In accordance with New York Stock Exchange listing standards, our non-management trustees meet regularly in executive sessions without management. "Non-management" trustees are all those trustees who are not employees or officers of our company and include trustees, if any, who are not employees or officers but who were not determined to be "independent" by our board of trustees. The board has not designated a "Lead Director" or a single trustee to preside at executive sessions. The person who presides over executive sessions of non-management trustees is one of the committee chairman and the presiding trustee at the executive sessions is rotated among the chairmen of the board's committees.

Communications with Trustees

        Shareholders and interested persons who want to communicate with our board or any individual trustee can write to:

  BRT Realty Trust
  Suite 303
  60 Cutter Mill Road
  Great Neck, NY 11021
  Attention: Secretary

        Your letter should indicate that you are a shareholder of BRT Realty Trust. Depending on the subject matter, the Secretary will:

  •
  Forward the communication to the trustee or trustees to whom it is addressed;

  •
  Attempt to handle the inquiry directly; for example where it is a request for information about our company or it is a stock-related matter; or

  •
  Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

        At each board meeting, the Secretary will present a summary of communications received, if any, since the last meeting that were not forwarded and make those communications available to the trustees on request.

        In the event that a shareholder, employee or other interested person would like to communicate with our non-management trustees confidentially, they may do so by sending a letter to "Non-Management Trustees" at the address set forth above. Please note that the envelope should contain a clear notation that it is confidential.

Trustee Attendance at Annual Meetings

        We typically schedule a board meeting immediately following our annual meeting of shareholders and expect that, absent a valid reason, our trustees will attend our annual meeting of shareholders. At the annual meeting of shareholders held in March 2007, all trustees, except for Gary Hurand, were in attendance.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL
SHAREHOLDERS, TRUSTEES AND MANAGEMENT

        The following table sets forth information concerning common shares owned by (i) all persons known to own beneficially 5% or more of our outstanding common shares (ii) all trustees and nominees for trustee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all trustees and executive officers as a group:

Name of and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class
Kenneth F. Bernstein(2) 1311 Mamaroneck Avenue White Plains, NY 10605	4,250	*
Alan H. Ginsburg(2) 1551 Sandspur Road Maitland, FL 32751	2,250	*
Gould Investors L.P.(3)	2,186,282	18.78%
Fredric H. Gould(2)(3)(4)	2,769,796	23.80%
Jeffrey A. Gould(2)(3)(5)	301,349	2.59%
Matthew J. Gould(2)(3)(6)	2,492,904	21.42%
Mitchell Gould(3)	43,200	*
Louis C. Grassi(2) Grassi & Company CPA P.C. 2001 Marcus Avenue, S265 Lake Success, NY 11042	13,854	*
Gary Hurand(2)(7) P.O. Box 310289 Flint, MI 48531	250,808	2.15%
Mark H. Lundy(3)(8)	61,795	*
Jeffrey Rubin(2) 100 Quentin Roosevelt Boulevard Garden City, NY 11530	4,250	*
Jonathan H. Simon(2) Simon Development Group 19 West 21st Street, Suite 902 New York, NY 1001	2,250	*
Elie Weiss(2) 24199 Shaker Boulevard Shaker Heights, OH 44122	20,000
George Zweier(3)	19,200	*
All Trustees and Executive Officers as a group (17 in number)(9)(10)	4,138,608	35.56%

*
Less than 1%

(1)
Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days, whether upon the exercise of a stock option or otherwise. The percentage of beneficial ownership is based on 11,638,975 common shares outstanding on January 23, 2008.

(2)
A trustee.

(3)
Address is 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021.

(4)
Includes (i) 257,990 common shares owned by the pension and profit sharing trusts of BRT Realty Trust and REIT Management Corp. of which Mr. Fredric H. Gould is a trustee, as to which shares Mr. Gould has shared voting and investment power, (ii) 26,951 common shares owned by a trust for the benefit of Mr. Gould's grandchildren of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest), and (iii) 20,469 common shares owned by a partnership in which an entity wholly-owned by Mr. Gould is the managing general partner. Also includes 30,048 common shares owned by One Liberty Properties, Inc., of which Mr. Gould is chairman of the board and 2,186,282 common shares owned by Gould Investors L.P. in which an entity wholly owned by Mr. Gould is managing general partner and another entity wholly owned by Mr. Gould is the other general partner. Does not include 25,015 common shares owned by Mrs. Fredric H. Gould, as to which shares Mr. Gould disclaims beneficial interest and Mrs. Fredric H. Gould has sole voting and investment power.

(5)
Includes 23,988 common shares owned by Mr. Jeffrey A. Gould as custodian for his minor children (as to which shares Mr. Gould disclaims beneficial interest) and 26,951 common shares owned by a trust for the benefit of Mr. Gould's children and others, of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest). Also includes 30,048 common shares owned by One Liberty Properties, Inc. of which Mr. Gould is a director and an executive officer.

(6)
Includes 17,441 common shares owned by Mr. Matthew J. Gould as custodian for his minor children (as to which shares Mr. Gould disclaims beneficial interest), 26,951 common shares owned by a trust for the benefit of Mr. Gould's children and others, of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims a beneficial interest) and 2,186,282 common shares of beneficial interest owned by Gould Investors L.P. (Mr. Gould is President of the managing general partner of Gould Investors L.P.). Also includes 30,048 common shares owned by One Liberty Properties, Inc., of which Mr. Gould is a director and executive officer. Does not include 39,500 common shares owned by Mrs. Matthew J. Gould as to which shares Mr. Gould disclaims beneficial interest and Mrs. Matthew J. Gould has sole voting and investment power.

(7)
Includes 54,415 common shares owned by a limited liability company in which Mr. Hurand is a member, and 130,850 common shares owned by a corporation in which Mr. Hurand is an officer and shareholder.

(8)
Does not include 990 common shares owned by Mrs. Mark H. Lundy, as custodian for her minor children, as to which shares Mr. Lundy disclaims beneficial interest and Mrs. Mark H. Lundy has sole voting and investment power.

(9)
This total is qualified by notes (4) through (8).

(10)
Includes an aggregate of 26,250 common shares which underlie options.

ELECTION OF TRUSTEES

(Proposal 1)

        The board of trustees is divided into three classes, each of which is elected for a staggered term of three years. Our Third Amended and Restated Declaration of Trust provides for the number of trustees to be between five and fifteen, the exact number to be determined by our board of trustees. The board has fixed the number of trustees at ten. The board may, following the meeting, increase or decrease the size of the board and fill any resulting vacancy or vacancies.

        At the annual meeting of shareholders, four Class III Trustees (Kenneth F. Bernstein, Fredric H. Gould, Gary Hurand and Elie Weiss) are standing for election to our board of trustees. Each nominee has been recommended to our board of trustees by the Nominating and Corporate Governance Committee for election at the annual meeting and each nominee has been nominated by our board of trustees to stand for election at the annual meeting, to hold office until our 2011 annual meeting and until his successor is elected and qualified. Class I Trustees will be considered for election at our 2009 annual meeting and Class II Trustees will be considered for election at our 2010 annual meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.

        We expect each nominee to be able to serve if elected. However, if any nominee is unable to serve as a trustee, unless a shareholder withholds authority, the persons named in the proxy card may vote for any substitute nominee proposed by the board of trustees. Each nominee, if elected, will serve until the annual meeting of shareholders to be held in 2011. Each other trustee whose current term will continue after the date of our 2008 annual meeting will serve until the annual meeting of shareholders to be held in 2009 with respect to the Class I Trustees, and 2010 with respect to the Class II Trustees.

        The following table sets forth certain information regarding each nominee for election to the board of trustees:

NOMINEES FOR ELECTION AS CLASS III TRUSTEES WHOSE TERM WILL EXPIRE IN 2011

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Kenneth F. Bernstein 46 years
Trustee since June 2004; President and Chief Executive Officer of Acadia Realty Trust, a real estate investment trust focused primarily on the ownership, acquisition, redevelopment and management of retail properties, since January 2001.
Fredric H. Gould(1) 72 years
Trustee since 1983; Chairman of our Board since 1984; Chairman of the Board of Directors since 1989, Chief Executive Officer from July 2005 to December 2007, and President from July 2005 to December 2006, of One Liberty Properties, Inc.; Chairman of the Board of Georgetown Partners, Inc., managing general partner of Gould Investors L.P., since December 1997 and sole member of Gould General LLC, a general partner of Gould Investors L.P.; President of REIT Management Corp., advisor to the Trust, since 1986; Director of East Group Properties, Inc. since 1998.
Gary Hurand(2) 61 years
Trustee since 1990; President of Dawn Donut Systems, Inc. since 1971; President of Management Diversified, Inc., a real property management and development company, since 1987; Director of Citizens Republic Bancorp Inc. and predecessor since 1990.
Elie Weiss(2) 35 years
Trustee since December 2007; Executive Vice President of Robert Stark Enterprises, Inc., a Cleveland, Ohio based company engaged in the development and management of retail, office and multi-family residential properties from September 1997 to September 2007; engaged in real estate development since September 2007.

Vote Required for Approval of Proposal 1

        The affirmative vote of a plurality of the voting power of shareholders present in person or represented by proxy at the meeting is required for the election of each nominee for trustee.

        THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF KENNETH F. BERNSTEIN, FREDRIC H. GOULD, GARY HURAND AND ELIE WEISS AS CLASS III TRUSTEES. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE ELECTION AS TRUSTEES OF KENNETH F. BERNSTEIN, FREDRIC H. GOULD, GARY HURAND AND ELIE WEISS, UNLESS YOU INDICATE THAT YOUR VOTE SHOULD BE WITHHELD.

        The following tables set forth information regarding trustees whose terms will continue after the date of the annual meeting:

CLASS I TRUSTEES WHOSE TERM EXPIRES IN 2009

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Alan H. Ginsburg 69 years	Trustee since December 2006; Chief Executive Officer since 1987 of The CED Companies, a private company which develops, builds and manages multi-family apartment communities.
Jeffrey A. Gould(1) 42 years
Trustee since 1997; President and Chief Executive Officer since January 2002, President and Chief Operating Officer from March 1996 to December 2001; Senior Vice President and director since December 1999 of One Liberty Properties, Inc.; Senior Vice President of Georgetown Partners, Inc. since 1996.
Jonathan H. Simon 42 years
Trustee since December 2006; President and Chief Executive Officer since 1994 of The Simon Development Group, a private company which owns and manages a diverse portfolio of residential, retail and commercial space.

CLASS II TRUSTEES WHOSE TERM EXPIRES IN 2010

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Matthew J. Gould(1) 48 years
Trustee since June 2004, a senior vice president since 1993, and a trustee from March 2001 to March 2004; President of Georgetown Partners, Inc. since March 1996; Vice President of REIT Management Corp. since 1986; director and senior vice president of One Liberty Properties, Inc. since 1999 and President of One Liberty Properties from 1989 to 1999.
Louis C. Grassi 52 years	Trustee since June 2003; Managing partner of Grassi & Co. CPAs, P.C. since 1984; Director of Flushing Financial Corp. since 1998.
Jeffrey Rubin 40 years	Trustee since March 2004; President and director of Newtek Business Services, Inc., a provider of business services and financial products to small and medium sized businesses, since February 1999.

(1)
Fredric H. Gould is the father of Matthew J. Gould and Jeffrey A. Gould.

(2)
Gary Hurand is the father-in-law of Elie Weiss.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        Ernst & Young LLP was the Trust's independent registered public accounting firm for fiscal 2007 and throughout the periods covered by the financial statements for fiscal 2007. A representative of Ernst & Young LLP is expected to attend our annual meeting and will be available to respond to questions from shareholders, and may make a statement if such representative desires to do so. The Audit Committee has retained Ernst & Young LLP to audit our financial statements for fiscal 2008.

Audit Fees and Other Fees

        The following table presents the fees for professional audit services billed by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended September 30, 2006 and 2007 and the audit of internal control over financial reporting for the years ended September 30, 2006 and 2007 and fees billed for other services rendered to us by Ernst & Young LLP for each of such years:

	Fiscal 2006	Fiscal 2007
Audit fees(1)	393,000	451,030
Tax fees(2)	8,200	8,600
All other fees(3)	60,000	—

TOTAL FEES	461,200	459,630

    (1)
    Audit fees include fees for the audit of our annual consolidated financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and the annual audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

    (2)
    Tax fees consist of fees for tax advice, tax compliance and tax planning.

    (3)
    All other fees consist of fees paid for the review of Registration Statements on Form S-3 and Form S-8.

        The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy for Audit and Non-Audit Services

        The Audit Committee pre-approves all audit, tax and non-audit services involving our independent registered public accounting firm.

        In addition to the audit work necessary for us to file required reports under the Securities Exchange Act of 1934, as amended (i.e., quarterly reports on Form 10-Q and the annual report on Form 10-K), our independent registered public accounting firm may perform non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002, provided they are pre-approved by the Audit Committee. The Audit Committee approved all non-audit services and related fees (which are set forth in the table above) performed by our independent registered public accounting firm in fiscal 2007.

        Our independent registered public accounting firm is prohibited from providing the following types of services:

  •
  bookkeeping or other services related to our accounting records or financial statements;

  •
  financial information systems, design and implementation;

  •
  appraisal or valuation services, fairness opinions or contribution-in kind-reports;

  •
  actuarial services;

  •
  internal outsourcing services;

  •
  management functions or human resources;

  •
  broker or dealer, investment adviser or investment banking services; and

  •
  legal services and expert services related to the audit.

Approval Process

        The Audit Committee annually reviews and approves the retention of the Trust's independent registered public accounting firm for each fiscal year and the audit of our financial statements for such fiscal year, including the fee associated with the audit. In addition, the Audit Committee approves the provision of tax related and other non-audit services. Any fees for the audit and any fees for non-audit services in excess of those approved by the Audit Committee must receive the prior approval of the Audit Committee.

        Proposals for any non-audit services to be performed by our independent registered public accounting firm must be approved by the Audit Committee in advance at a regularly scheduled meeting, by unanimous consent or at a meeting held by telephone conference.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is comprised of three independent trustees and operates under a written charter adopted by the Committee and the board of trustees, a copy of which is attached to this proxy statement as Exhibit A. The Audit Committee reviewed and revised the charter in fiscal 2007. The board of trustees has reviewed Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards independence requirements for Audit Committee members and has determined that each member of the Audit Committee is "independent," as required by Section 10A(m)(3) and by the listing standards of the New York Stock Exchange.

        The Audit Committee is appointed by the board of trustees to oversee and monitor, among other things, the financial reporting process, the independence and performance of the independent registered public accounting firm and the Trust's internal controls. It is the responsibility of executive management to prepare the Trust's financial statements in accordance with generally accepted accounting principles, and it is the responsibility of the independent registered public accounting firm to perform an independent audit of the Trust's financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.

        In this context, the Audit Committee met on five occasions in fiscal 2007 and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the fiscal 2007 year end consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also reviewed and discussed the Trust's internal control procedures with management, the independent registered public accounting firm and the accounting firm performing the internal audit function. In addition, the Audit Committee reviewed the activities of management's Disclosure Controls and Procedures Committee and confirmed prior to approving each quarterly filing and the annual filing with the Securities and Exchange Commission that the requisite officers of the Trust were in accord with the certifications required under the Sarbanes-Oxley Act of 2002 and would execute and deliver such certifications. In fiscal 2007, the Audit Committee reviewed the unaudited quarterly financial statements prior to the filing of each Form 10-Q with the Securities and Exchange Commission and each earnings press release. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committee).

        In addition, the Audit Committee discussed with the independent registered public accounting firm the auditor's independence, and has received the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Audit Committee reviewed and approved the auditors' fees, both for performing audit and non-audit services. The Committee also considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the auditor's independence and concluded that it was compatible with maintaining its independence.

        The Audit Committee was provided with a report by the independent registered public accounting firm that included a description of material issues raised by its most recent "peer review" and any inquiry or investigation by governmental or professional authorities within the past few years respecting one or more independent audits carried out by the independent registered public accounting firm.

        The Audit Committee meets with the independent registered public accounting firm and the accounting firm performing the internal audit function, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the Trust's financial reporting. In fiscal 2007, the Audit Committee reviewed and discussed with the independent registered public accounting firm, the accounting firm perfoming the Trust's internal audit function and management, the Trust's compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding the audit of internal controls over financial reporting.

        Based on the reviews and discussions referred to above, the Audit Committee recommended that the Trust's audited financial statements for the year ended September 30, 2007 be included in the Trust's Annual Report on Form 10-K for the year ended September 30, 2007 for filing with the Securities and Exchange Commission.

Louis C. Grassi (Chairman) Alan H. Ginsburg Gary Hurand

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

        This compensation discussion and analysis describes our compensation objectives and policies as applied to our named executive officers in fiscal 2007. This discussion and analysis focuses on the information contained in the compensation tables that follow this discussion and analysis, but we also describe compensation actions taken historically to the extent it enhances an understanding of our executive compensation disclosure. Our compensation committee oversees our compensation program, recommends the compensation of executive officers employed by us on a full-time basis to our board of trustees for its approval, and reviews, along with our audit committee, the appropriateness of the allocation to us under a shared services agreement of the compensation of executive officers who perform services for us on a part time basis. Another element of our compensation program is the fee paid by us to our advisor, REIT Management Corp., which results in the payment by our advisor of compensation to certain of our executive officers, including certain of our named executive officers.

        Historically, we have used the following compensation structure with respect to the compensation paid by us to our executive officers:

  •
  executive officers who devote all, or substantially all, their business time to our affairs are compensated directly by us. The named executive officers who fit into this category are Jeffrey A. Gould, our president and chief executive officer, Mitchell Gould, our executive vice president and George Zweier, our vice president and chief financial officer. These named executive officers are primarily involved in activities related to our basic lending business, including loan originations, loan underwriting, due diligence activities, loan portfolio management, new business, loan workout and enforcement, capital raising and financial reporting;

  •
  executive officers who devote their time to us on a part-time basis, whose basic annual compensation (base salary, bonus, if any, and perquisites) is allocated to us under a shared services agreement based upon the estimated time each devotes to us and to the other entities which are parties to the shared services agreement. These executive officers perform services to us related primarily to legal, accounting and tax matters, corporate governance, Securities and Exchange Commission and New York Stock Exchange reporting, and consult with our executives and employees in areas involving loan originations, loan workouts, litigation (including foreclosure actions) and capital raising. Mark H. Lundy, a senior vice president and our general counsel, is the only named executive officer who is in this category;

  •
  executive officers who devote their time to us on a part-time basis, who receive compensation from our advisor, but do not receive basic annual compensation from us and whose basic annual compensation is not allocated to us. We pay a fee to our advisor for the services it performs for us pursuant to an advisory agreement. The advisory agreement was entered into in 1983, and was amended and restated effective as of January 1, 2007. The named executive officers who fit into this category are Fredric H. Gould, the chairman of our board, and Matthew J. Gould, a senior vice president. Jeffrey A. Gould and Mark H. Lundy are named executive officers who also receive compensation from our advisor in the form of consulting fees. The services which the advisor performs for us include, among other services, arranging credit lines for us and our joint ventures, interfacing with our lending banks, participating in our loan analysis and approvals (which includes its executives who serve on our loan committee), providing investment advisory advice, building inspections in connection with loan originations and construction draws, litigation strategy and support, and consultation with our executives and employees in all aspects of our business. Of the named executive officers who receive compensation from the advisor, Jeffrey A. Gould is the only one who receive compensation from us and Mark H. Lundy is the only one whose basic annual compensation is allocated to us under the shared services agreement. Neither Fredric H. Gould nor Matthew J. Gould receives basic annual compensation from us nor does either allocate his basic annual compensation to us.

        We believe that utilizing part-time executive officers pursuant to the shared services agreement and the advisory agreement enables us to benefit from access to, and the services of, a group of senior executives with experience and knowledge in real estate lending, real estate management, finance, banking, legal, accounting and tax matters that an organization our size could not otherwise afford.

Objectives of our Executive Compensation Program

        The goal of our executive officer compensation program is to motivate and retain individuals with experience and knowledge in real estate lending and real estate management, finance, banking, law and accounting who can contribute to our growth, with the objective of improving shareholder value over the long term. Each of the senior members of our management team, other than Mitchell Gould and George Zweier, has been an executive with us for 17 years or more and each of Mitchell Gould and George Zweier has been employed by us for approximately nine years.

Compensation Setting Process

  Full-time Executive Officers

        We review the compensation survey prepared for the National Association of Real Estate Investment Trusts (NAREIT) to understand the base salary, bonus, long-term incentives and total compensation paid by other mortgage and equity REIT's to their executive officers to assist us in providing a fair, reasonable and competitive compensation package to our full-time executive officers. Although there are many companies engaged in real estate lending, there are few companies which engage in the short-term, bridge lending business which we engage in or have a market capitalization comparable to ours. As a result, the NAREIT compensation survey, although helpful, does not provide information which is directly applicable to us. Accordingly, and since we have only nine full-time employees, we determine compensation for our full-time employees, including our executives, on a case-by-case basis. We do not utilize performance targets.

        For our full-time executive officers, other than the president and chief executive officer, the recommendations of our president and chief executive officer plays a significant role in the compensation-setting process since the president and chief executive officer is keenly aware of each executive officer's duties and responsibilities and is most qualified to assess the level of each officer's performance in carrying out his duties and responsibilities. The president and chief executive officer, prior to making recommendations to the compensation committee concerning each executive officer's compensation, consults with the chairman of the board and other senior executive officers. During the process they consider our overall performance for the immediately preceding fiscal year, including without limitation, total loan originations, income from continuing operations, net income and cash distributions paid to shareholders. No one of these measures of performance is given more weight than another and they are used to provide an overall view of our performance for the preceding year. The president and chief executive officer, chairman of the board and other senior executive officers also assess an individual's performance in such year, which assessment is highly subjective. After this process the president and chief executive officer proposes to the compensation committee with respect to each full-time executive officer, a base salary for the next calendar year, a bonus applicable to the preceding fiscal year and the number of shares of restricted stock to be awarded to each individual executive officer. At its annual compensation committee meeting held in December of each year, the compensation committee reviews these recommendations. The compensation committee has discretion to accept, reject or modify the recommendations. The final decision by the compensation committee on compensation matters related to all executive officers, other then with respect to the president and chief executive officer, is reported to the board of trustees, which approves or modifies the action of the committee.

        With respect to our president and chief executive officer, after the compensation committee has reviewed the NAREIT compensation survey, for any helpful information, and our overall performance for the preceding fiscal year, the chairman of the committee meets with the president and chief executive officer to discuss and review his total compensation, including the compensation he receives from any of the other parties to the shared services agreement and compensation paid to him by our advisor. The compensation committee then determines annual base compensation, and bonus, if any, for the president and chief executive officer and reports its determinations to the board of trustees, which approves or modifies the determination of the committee. The number of shares of restricted stock to be awarded to him is considered and determined by the committee at its annual committee meeting, along with its approval of all restricted stock awards to be made for that year.

  "Part-Time" Executive Officers

        Our chairman of the board is an executive or sole owner of each entity which participates with us in the shared services agreement. In such capacity, our chairman, in consultation with our president and chief executive officer and others, determines the annual base compensation of our part-time executive officers to be paid in the aggregate by one or more of the entities which are parties to the shared services agreement. The annual base compensation, bonus, if any, pension contribution, and perquisites of certain of our part-time executive officers is allocated to us and other parties to the shared services agreement, pursuant to the shared services agreement. The shared services agreement, as approved by our board of trustees, was finalized in January 2002. The compensation committee reviews annually the amount of a part-time executive officers' base annual salary and bonus, if any, that is allocated to us for the year to determine if the allocation is fair and reasonable. The compensation committee may accept, reject or modify such allocations. The compensation committee is apprised of, but does not take any action with respect to, the compensation paid to our advisor or the compensation paid by the advisor to part-time executive officers, since the compensation we pay the advisor is pursuant to an agreement which was approved by our board of trustees.

  Compensation Consultant

        In 2007, our compensation committee engaged an independent compensation consultant, Independent Compensation Committee Adviser, LLC. The purpose of the engagement was for the compensation consultant to assist the compensation committee in assessing the relative range of competitive practices for base salaries, annual bonuses, total annual compensation, and potential equity/long-term incentive compensation for eight of our executive officers including all named executive officers other than Fredric H. Gould and Matthew J. Gould.

        In performing its analysis, the compensation consultant reviewed compensation data from two surveys: the 2006 NAREIT Compensation and Benefits Survey Report and the 2005/2006 Watson Wyatt ECS Top Management Survey. The 2006 NAREIT Compensation and Benefits Survey Report focused on 95 companies in the REIT and REOC industries, with market capitalization from under $1 billion to over $6 billion. The 2005/2006 Watson Wyatt ECS Top Management Survey reported data on approximately 2,400 companies across general industry, with market capitalizations from less than $100 million to over $5 billion.

        The compensation consultant also reviewed compensation data from a peer group of fourteen public companies selected by the compensation consultant after reviewing the peer group with our management, which companies the independent consultant determined were most comparable with us in size, lines of business or business models. The compensation consultant noted that finding appropriately sized publicly traded companies whose lines of business and business models match up with ours was difficult. The peer group companies selected were Agree Realty Corp., Alesco Financial Inc., American Mortgage Acceptance Co., Arbor Realty Trust, Capital Lease Funding Inc., Consolidated Tomoka Land Co., Dynex Capital Inc., Gramercy Capital Corp., LTC Properties Inc., Monmouth Real Estate Investment Trust, Mortgageit Holdings Inc., Northstar Realty, One Liberty Properties, Inc. (which is affiliated with BRT Realty Trust) and Winston Hotels Inc.

        The compensation consultant concluded that the compensation provided by us (whether paid directly by us or allocated to us, but without taking into any account any payments made to executive officers, if any, by our advisor or other parties to the shared services agreement) for three of our named executive officers (including our president and chief executive officer) were in the lower half of the peer group and one of our named executive officers received competitive compensation vis-à-vis the peer group. In this analysis, the compensation consultant was not requested to examine the compensation received by Fredric H. Gould or Matthew J. Gould. The compensation consultant in its report advised that because of the allocation of salaries under the shared services agreement and the dearth of comparably sized companies whose lines of business match up with ours, determining the range of competitive practices with confidence was difficult.

        In addition, the compensation consultant selected a different peer group of 16 companies for us and for the other parties to the shared services agreement (the peer group was not listed in the consultant's report) and considering us and the other entities which are parties to the shared services agreement (a number of such companies are private) as one business enterprise, determined an aggregate market capitalization for the one business enterprise. The consultant then evaluated whether the aggregate compensation received by our president and chief executive officer and by our part-time officers from all entities which are parties to the shared services agreement (including us) was competitive. The compensation consultants' report advised that based upon its brief investigation, the aggregate compensation of the executive officers to which this analysis was applicable (including Jeffrey A. Gould and Mark H. Lundy) is in the highest quartile of the peer group used.

Components of Executive Compensation

        The principal elements of our compensation program for executive officers in 2007 were:

  •
  base salary;

  •
  commissions, which is only provided to full-time executive officers and employees primarily involved in loan origination activities;

  •
  annual cash bonus, which is available only to full-time executive officers;

  •
  long-term equity incentive in the form of restricted stock; and

  •
  special benefits and perquisites.

        The special benefits and perquisites which were provided to some, but not all, of our executive officers in 2007, consisted of:

  •
  additional disability insurance;

  •
  long term care insurance;

  •
  an automobile allowance; and

  •
  automobile maintenance and repairs.

        Base salary, commissions and annual bonus are cash-based while long-term incentives consist of restricted stock awards. In determining 2007 compensation, the compensation committee did not have a specific allocation goal between cash and equity-based compensation.

  Base Salary

        Base salary is the basic, least variable form of compensation for the job an executive officer performs and provides each executive officer with a guaranteed monthly income. Base salaries of executive officers compensated directly by us are targeted to be competitive with the salaries paid to executives at other REIT's with a market capitalization similar to ours. Any increases in base salary are determined on a case by case basis, are not based upon a structured formula and are based upon, among other considerations (i) our performance in the preceding fiscal year (loan originations, income from continuing operations, net income, cash distributions paid to shareholders), (ii) such executive's current base salary, (iii) amounts paid by peer group companies for executive's performing substantially similar functions, (iv) years of service, (v) current job responsibilities, (vi) the individual's performance and (vii) the recommendation of the president and chief executive officer.

        Our chairman of the board, in consultation with our president and chief executive officer and others, determines the annual base salary to be paid to each part-time senior executive officer by one or more of the entities which are parties to the shared services agreement. The compensation committee reviews on an annual basis, the amounts allocated by the part-time executive officers' to us to determine if they are fair and reasonable and may accept, reject or modify such allocations. The compensation committee is also apprised of compensation received by our executive officers from our advisor and the other entities which are parties to the shared services agreement. The compensation committee does not review the payments made by us to the advisor or the payments made to our executive officers by the advisor since the advisory agreement was approved by our board of trustees and has a term expiring 2010.

        In 2007, the audit committee of the board of trustees reviewed the allocation process under the shared services agreement pursuant to which we are allocated the base salary, bonus, if any, pension contributions and perquisites of our part-time executive officers, and determined that the allocation process was carried out in accordance with the shared services agreement. The compensation committee reviewed the part-time executive officers' compensation allocated to us and taking into consideration the services rendered to us by each such part-time executive officer and the report provided by the compensation consultant, determined that such amounts were fair and reasonable.

  Commissions

        We provide the opportunity for executive officers involved primarily in loan origination activities to earn a commission on each loan we originate. The commission, which is currently an aggregate of 10-basis points of the loans originated, is divided among our full-time executive officers and employees engaged primarily in loan origination activities. The commission is provided to motivate our loan origination group. Mitchell Gould is our only named executive officer who is engaged primarily in loan origination activities. At its meetings in December 2006 and 2007, upon the recommendation of our president and chief executive officer, the compensation committee approved the continuation of our commission policy as it believes it is a motivational device that assists in securing our overall objective of enhancing shareholder value.

  Bonus

        We provide the opportunity for our full-time executive officers and other full-time employees to earn an annual cash bonus. We provide this opportunity both to reward our personnel for past performance and to motivate and retain talented people. We recognize that annual bonuses are almost universally provided by other companies with which we might compete for talent. Our president and chief executive officer provides his recommendation to the compensation committee with respect to annual cash bonuses, after consulting with our chairman of the board and others. The compensation committee has discretion to accept, reject or modify the recommendations. Once it has approved the annual bonus to be paid to each executive officer, the compensation committee presents its recommendations to the board of trustees for their approval.

        The compensation committee will adopt guidelines, effective for 2008 cash bonuses, which will provide that with respect to all full-time executive officers, other than the president and chief executive officer, a percentage of the annual cash bonus will be based on our performance and a percentage on individual performance. The compensation committee is examining historical compensation information as part of its process to determine such percentages. Similarly, commencing in 2008, 65% of the annual cash bonus of our president and chief executive officer will be based upon our performance and 45%

upon his performance, and his annual cash bonus, along with annual long-term equity incentives, will not exceed 50% of his base salary for such year.

        To recognize individual performance, the compensation committee may increase the percentage of an executive officer's annual cash bonus allocated to such executive officer's performance and decrease the percentage allocated to our performance. Such percentage changes will be effectuated in order to recognize an executive officer's superior individual performance in cases where his performance would not otherwise be adequately rewarded. This may result in an executive officer receiving a larger payout in a year when our performance is not satisfactory in comparison to prior years.

  Long-term Equity Awards

        We provide the opportunity for our executive officers to receive long-term equity incentive awards. Our long-term equity incentive compensation program is designed to recognize responsibilities, reward performance, motivate future performance, align the interests of our executive officers with our shareholders' and retain our executive officers. The compensation committee reviews long-term equity incentives for all our employees annually at its regularly scheduled meeting in December and makes recommendations to our board of trustees for the grant of equity awards. In determining the long-term equity compensation component, the compensation committee considers all relevant factors, including our performance and individual performance. Existing ownership levels are not a factor in award determination. All equity awards are granted under our shareholder approved BRT Realty Trust 2003 Incentive Plan.

        We do not have a formal policy with respect to whether equity compensation should be paid in the form of stock options or restricted stock. Prior to 2003, we awarded stock options rather than restricted stock, but in 2003 a determination was made to only grant restricted stock. The compensation committee believes restricted stock awards are more effective in achieving our compensation objectives, as restricted stock has a greater retention value and, because fewer shares are normally awarded, it is potentially less dilutive. Executive officers realize immediate value upon the vesting of the restricted stock, with the value potentially increasing if our stock performance increases. Additionally, before vesting, cash dividends to shareholders are paid on all outstanding awards of restricted stock as an additional element of compensation.

        All the restricted stock awards made to date contain a five-year "cliff" vesting requirement. The compensation committee believes that restricted stock awards with five-year "cliff" vesting provide a strong retention incentive for executives, and better aligns the interests of our executive officers with our shareholders. We view our capital stock as a valuable asset that should be awarded judiciously. For that reason, it is our policy that the aggregate equity incentives granted each year to our executive officers, employees, trustees and consultants should not exceed 1% of our issued and outstanding capital stock.

        We do not have a formal policy on timing equity compensation grants in connection with the release of material non-public information. In December, our board of trustees, upon the compensation committee's recommendation, generally approves the granting of equity awards effective on or about January 31st of the following year. In December 2006, the board of trustees, upon the compensation committee's recommendation, set the grant date for our restricted stock incentive awards as January 31, 2007.

        The amount of restricted stock recommended by the compensation committee for approval by the board of trustees in December 2006 was related to the number of our common shares which were issued and outstanding at the time the awards were approved by our compensation committee. The aggregate restricted stock authorized in December 2006 and awarded by us in January 2007 was 0.41% shares of our issued and outstanding common shares.

Equity Compensation Policies

        We do not have any policy regarding ownership requirements for executive officers or trustees. However, all of our executive officers and trustees hold common shares and many have been executive officers of ours for a number of years and hold a significant number of our common shares.

Executive Benefits and Perquisites

        We provide our executive officers and our employees with a competitive benefits and perquisites program. We recognize that similar benefits and perquisites are commonly provided at other companies that we might compete with for talent. We review our executive benefits and perquisites program periodically to ensure it remains fair to our executives and employees and supportable to our shareholders. For 2007, the executive benefits and perquisites we provided to executive officers accounted for a small percentage of the compensation provided by us or allocated to us for our executive officers. The executive benefits and perquisites we provided to certain of our full-time executive officers consisted of an automobile allowance, payments for automobile maintenance and repairs, payment of the premiums for additional disability insurance and payment of the premiums for long-term care insurance. With respect to our part-time executive officers, the cost of their executive benefits and perquisites, which also consisted of an automobile allowance, payments for automobile maintenance and repairs, the payment of the premiums for additional disability insurance and payment of premiums for long-term care insurance, was allocated among us and other entities pursuant to the shared services agreement.

Severance and Change of Control Agreements

        Our executive officers and employees do not have employment or severance agreements with us. They are "at will" employees who serve at the pleasure of our board of trustees.

        Except for provisions for accelerated vesting of awards of our restricted stock in a "change of control" transaction, we do not provide for any change of control protection to our executive officers, trustees or employees. Under the terms of each restricted share awards agreement, accelerated vesting occurs with respect to each person who has been awarded shares if (i) any person, corporation or other entity purchases our shares of stock for cash, securities or other consideration pursuant to a tender offer or an exchange offer, without the prior consent of our board, or (ii) any person, corporation or other entity shall become the "beneficial owner" (as such term is defined in Rule 13-d-3 under the Securities and Exchange Act of 1934, as amended), directly or indirectly of our securities representing 20% or more of the combined voting power of our then outstanding securities ordinarily having the right to vote in the election of trustees, other than in a transaction approved by our board of trustees.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on the deductibility of certain non-cash compensation in excess of $1 million earned by each of the chief executive officer and the four other most highly compensated officers of publicly held companies. In 2007, all compensation paid to our full-time executives was deductible to us. The compensation committee intends to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable. The compensation committee has not adopted a formal policy that requires all compensation paid to the executive officers to be fully deductible.

Analysis

  Base Salary and Bonus

        In accordance with the compensation setting process described above, base salary increases and bonuses were approved as follows for named executive officers who are compensated directly by us:

Name	2006 Base Salary ($)	2007 Base Salary ($)	2006 Bonus ($)(1)	2007 Bonus ($)(2)	Percentage % Salary/Bonus Increase
Jeffrey A. Gould	409,175	434,929	60,000	(3)	6.29 / –
Mitchell Gould	311,296(4)	287,966(4)	13,000	25,000	(7.49) / 92.31

George Zweier	126,667	146,965	17,500	30,000	15.2 / 71.43

(1)
Represents the bonus for 2006 performance which was paid in 2007.

(2)
Represents the bonus for 2007 performance which was (or will be) paid in 2008.

(3)
The compensation committee has not yet determined the bonus, if any, for the 2007 performance of Jeffrey A. Gould.

(4)
Mitchell Gould, who is engaged primarily in loan origination activities, receives a commission based on the volume of originations each year. The amounts set forth in the table above include commissions he received of $169,670 in 2006 and $120,840 in 2007.

        The increase in base salary for Jeffrey A. Gould in 2007 and the bonus paid to him was due to increases in revenues (14%), income from continuing operations (80%), net income (75%) and cash distributions to shareholders (9%) in 2006 compared to 2005. The 15.2% increase in George Zweier's base salary was intended to increase his base salary to a level more in line with base salaries received by chief financial officers of other REIT's with market capitalizations similar to ours and to recognize his individual performance in 2006. Mitchell Gould's annual base salary was increased from 2006 to 2007 due to increases in revenues, income from continuing operations, net income and cash distributions to shareholders, but his total base salary, including commissions, decreased by approximately 7.49% in 2007 from 2006 because of the decrease in our loan originations in 2007 compared to 2006.

        As noted above, Jeffrey A. Gould's bonus, if any, has not yet been determined for 2007. The $60,000 bonus reflected in the Summary Compensation Table was based on 2006 performance and paid in 2007. The bonus for both Mitchell Gould and George Zweier for 2007 was 92% and 71% greater, respectively, than for the prior year in recognition of our positive financial performance in 2007 and their outstanding efforts in connection with loan portfolio management and loan enforcement activities relating to non-earning loans in the second half of the 2007 fiscal year.

        Mark H. Lundy serves as our senior vice president and general counsel. As such, he is responsible for legal matters relating to loan origination and lending documentation, foreclosure activities, bankruptcy claims and issues, credit line documentation and other agreements entered into by us. In addition, he reviews our filings under the Securities Exchange Act of 1934, as amended, and our public disclosures. He allocated approximately 32% of his time in fiscal 2007 to our activities, which resulted in $146,724 of his base annual compensation being allocated to us. The compensation committee determined that the base annual salary allocated to us and the value of his services on our behalf were fair and reasonable.

        The base salary and bonus of Jeffrey A. Gould, our president and chief executive officer is 295% greater than the compensation of Mitchell Gould, our executive vice president and 260% greater than the compensation of George Zweier, our chief financial officer. We have not adopted a policy with regard to the relationship of compensation among named executive officers or other employees. The compensation committee discussed the differential in compensation between Jeffrey A. Gould and

Mitchell Gould and George Zweier and concluded that the differential was appropriate. Both Mitchell Gould and George Zweier have responsibilities primarily related to a specific activity. Jeffrey A. Gould's responsibilities and activities cover all our business activities including, among other things, generating new business, loan originations, negotiating joint venture agreements, loan enforcement, capital raising, review of all filings under the Securities Exchange Act of 1934, as amended, review of all public announcements and other investor relations matters.

  Long-term Equity Awards

        We believe that our long-term equity compensation program, using restricted stock awards with five-year, cliff vesting provides motivation for our executives and is a beneficial retention tool. We are mindful of the potential dilution and compensation cost associated with awarding shares of restricted stock. Our policy is to minimize dilution and compensation costs by granting awards of less than 1% of our outstanding shares in each year. In fiscal 2007 we awarded 45,175 shares, representing 0.41% of our issued and outstanding shares. In the past five years, we have awarded a total of 183,605 shares representing an average of 0.47% per annum of our outstanding shares. The cumulative effect of the awards is not overly dilutive and has created significant incentive for our executives and employees.

        We intend to continue to award restricted stock as we believe (1) restricted stock awards align management's interests and goals with stockholders interests and goals and (2) executives and employees are more desirous of participating in a restricted stock award program and, therefore, it is an excellent motivator and employee retention tool.

  Advisor Fees

        Fees paid to our advisor under the advisory agreement are based, to a large extent, on a percentage of our assets. Our main asset is our real estate loans, which generates interest and fee income, our primary income source. Accordingly, the advisor's fee is directly related to our loan production and, therefore, aligns the fee to the advisor with our results of operations.

        Fredric H. Gould, chairman of our board, is the sole shareholder of our advisor. The advisory agreement was renegotiated between the independent trustees and management in November and December 2006 and amended effective January 1, 2007. At that time, there were four years remaining on the term of the existing agreement. The two basic changes made in the amended agreement were (i) a reduction of the percentage of assets on which the fee is based from 1% (in most instances) to 6/10 of 1% and (ii) a change in the origination fee payments to the advisor by our borrowers from 1% to 1/2 of 1%, with the proviso that no origination fee is to be paid to the advisor unless we receive an origination fee of at least 1%.

        Since the fee paid by us to the advisor under the advisory agreement is based on an agreement which was approved by our board of trustees, the compensation committee does not review the fee nor the determinations made by Fredric H. Gould as to the payment of compensation by the advisor to any of our senior executive officers.

        In addition to the compensation paid by the advisor to four of our named executive officers, such named executive officers also receive compensation from other private service companies which are wholly owned by Fredric H. Gould. The compensation committee is advised of all such payments. The compensation committee has determined that if the compensation paid by us to our named executive officers is fair and reasonable, then the amounts paid to them by other entities which are parties to the shared services agreement is not a concern as long as these persons are satisfactorily performing their duties on our behalf. The compensation committee has determined that all persons who receive compensation from us and also from the private service companies satisfactorily performed their duties on our behalf.

Equity Compensation Policies

        In view of the fact that all of our executive officers and trustees own our common shares (and many of our executive officers hold a significant number of shares) there is no need for the adoption of a policy regarding ownership of our common shares by executives and trustees.

Perquisites

        The perquisites we provide to our executive officers which are in addition to the benefits we provide to all our employees account for a small percentage of the compensation paid by us or allocated to us for our executive officers.

Severance and Change of Control Agreement

        We do not enter into employment agreements or severance agreements with our executives as we believe such agreements are not beneficial to us and that we can provide sufficient motivation to executives by using other types of compensation.

Summary Compensation Table

        The following summary compensation table discloses the compensation paid and accrued for services rendered in all capacities to us during the 2007 fiscal year for our chief executive officer, chief financial officer and the four other most highly compensated executive officers other than our chief executive officer and chief financial officer:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)		Total ($)

Jeffrey A. Gould, President and Chief Executive Officer	2007	434,929	60,000	55,943	537,776	(4)	1,088,648

George Zweier, Vice President and Chief Financial Officer	2007	146,965	30,000	17,568	41,960	(5)	236,493

Mitchell Gould, Executive Vice President	2007	287,966	25,000	33,059	58,125	(6)	404,150

Fredric H. Gould, Chairman of the Board	2007	—	—	55,943	782,069	(7)	838,012

Matthew J. Gould, Senior Vice President	2007	—	—	55,943	499,092	(8)	555,035

Mark H. Lundy, Senior Vice President	2007	146,724	—	55,943	430,800	(9)	633,467

(1)
The salary and bonus for Mr. Jeffrey A. Gould and Messrs. George Zweier and Mitchell Gould was paid directly by us. The salary of Mitchell Gould includes commissions of $120,840. Mr. Fredric H. Gould and Mr. Matthew J. Gould do not receive any salary or bonus from us and none of their annual salary is allocated to us pursuant to the shared services agreement among us and entities which share facilities and personnel in common with us. Mr. Lundy does not receive salary or bonus directly from us. He receives an annual salary and bonus from Gould Investors L.P. and related companies and his salary and bonus is allocated to us pursuant to the shared services agreement. Reference is made to the caption "Certain Relationships and Related Transactions" for a discussion of additional compensation paid to Messrs. Jeffrey A. Gould, Fredric H. Gould, Matthew J. Gould and Mark H. Lundy by entities owned by Fredric H. Gould which perform services on our behalf.

(2)
Represents the dollar amounts expensed for financial reporting purposes for the year ended September 30, 2007 in accordance with SFAS 123(R). See Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended September 30, 2007 for a discussion of restricted stock awards.

(3)
We maintain a tax qualified defined contribution plan for our officers and employees, and entities which are parties with us to a shared services agreement (including Gould Investors L.P.) maintain substantially similar defined contribution plans for their officers and employees. We make an annual contribution to the plan for each officer and employee (and entities which are parties to the shared services agreement make annual contributions to its plan for each of its officers and employees) equal to 15% of such person's annual earnings, not to exceed $33,563 in 2007 for any person. With respect to Messrs. Jeffrey A. Gould, Fredric H. Gould, Matthew J. Gould and Mark H. Lundy, the total amount set forth in the column "All Other Compensation" includes payments made to them in fiscal 2007 by our advisor, REIT Management Corp. See footnotes (4), (7), (8) and (9) below. REIT Management Corp. is wholly owned by Fredric H. Gould.

(4)
Includes dividends of $30,267 paid to Jeffrey A. Gould on restricted stock awarded to him, compensation of $453,420 paid to him directly and indirectly by REIT Management Corp. and our contribution of $33,563 paid on his behalf to our defined contribution plan. Also includes perquisites totaling $20,516, of which $13,808 represents an automobile allowance, $3,973 represents a premium paid by us for additional disability insurance and $2,735 represents a premium paid for long-term care insurance.

(5)
Includes dividends of $9,378 paid to George Zweier on restricted stock awarded to him and our contribution of $26,545 paid on his behalf to our defined contribution plan. Also includes a $6,037 automobile allowance.

(6)
Includes dividends of $17,094 paid to Mitchell Gould on restricted stock awarded to him and our contribution of $33,563 paid on his behalf to our defined contribution plan. Also includes a $7,468 automobile allowance.

(7)
Includes dividends of $30,267 paid to Fredric H. Gould on restricted stock awarded to him, compensation of $718,239 paid to him by REIT Management Corp. and the contribution of $33,563 paid on his behalf by the advisor to the REIT Management Corp. defined contribution plan.

(8)
Includes dividends of $30,267 paid to Matthew J. Gould on restricted stock awards to him and compensation of $468,825 paid to him by REIT Management Corp.

(9)
Includes dividends of $30,267 paid to Mark H. Lundy in 2007 on restricted stock awarded to him and compensation of $383,060 paid to him by REIT Management Corp. Also includes perquisites of $10,620, representing an allocation pursuant to the shared services agreement of the expense incurred by Gould Investors L.P. for its contribution of $33,563 on his behalf to the Gould Investors L.P. defined contribution plan and $6,853, representing an allocation of expenses incurred by Gould Investors L.P. for additional disability, long-term care insurance and an automobile allowance.

Grant of Plan-Based Awards

			Estimated Future Payouts Under Equity Incentive Plan Awards

		Committee Action Date				Grant Date Fair Value of Stock Awards $(2)
Name	Grant Date		Threshold (#)	Target (#)(1)	Maximum(#)

Jeffrey A. Gould, President and Chief Executive Officer	1/31/07	12/12/06	—	2,800	—	79,940

George Zweier, Vice President and Chief Financial Officer	1/31/07	12/12/06	—	1,500	—	42,825

Mitchell Gould, Executive Vice President	1/31/07	12/12/06	—	2,500	—	71,375

Fredric H. Gould, Chairman of the Board	1/31/07	12/12/06	—	2,800	—	79,940

Matthew J. Gould, Senior Vice President	1/31/07	12/12/06	—	2,800	—	79,940

Mark H. Lundy, Senior Vice President	1/31/07	12/12/06	—	2,800	—	79,940

(1)
This column represents the grant in 2007 of restricted stock to each of our named executive officers. These shares of restricted stock vest five years from the grant date.

(2)
Shown is the aggregate grant date fair value computed in accordance with SFAS 123(R) for restricted stock awards in 2007. By contrast, the amount shown for restricted stock awards in the Summary Compensation Table is the amount expensed by us for financial statement purposes for awards granted in 2007 and prior years to the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffrey A. Gould, Chief Executive Officer						13,070	226,634
George Zweier, Vice President and Chief Financial Officer	3,750 5,000			7.75 10.45	12/10/2010 12/09/2011	4,200	72,828
Mitchell Gould, Executive Vice President						7,600	131,784
Fredric H. Gould, Chairman of the Board						13,070	226,634
Matthew J. Gould, Senior Vice President						13,070	226,634
Mark H. Lundy, Senior Vice President						13,070	226,634

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey A. Gould, Chief Executive Officer	—	—	—	—
George Zweier, Vice President and Chief Financial Officer	2,500	54,463	—	—
Mitchell Gould, Executive Vice President	—	—	—	—
Fredric H. Gould, Chairman of the Board	—	—	—	—
Matthew J. Gould, Senior Vice President	—	—	—	—
Mark H. Lundy, Vice President	—	—	—	—

Pension Benefits

        Since the only pension benefit plan we maintain is a tax qualified defined contribution plan, a Pension Benefits Table is not provided. Contributions to the defined contribution plan for Messrs. Jeffrey A. Gould, George Zweier and Mitchell Gould is included in the Summary Compensation Table and the amount allocated to us pursuant to a shared services agreement for the pension benefits contributed by Gould Investors L.P. to its defined contribution plan for the benefit of Mark H. Lundy is included in the Summary Compensation Table. We do not make any contribution to our defined contribution plan for the benefit of Fredric H. Gould or Matthew J. Gould and no amount is allocated to us for any contributions made to any other entity's defined contribution plan on behalf of Fredric H. Gould and Matthew J. Gould.

        We have adopted a tax qualified defined contribution pension plan covering our employees. The pension plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish (Messrs. Brinberg and Kalish are non-director officers). Annual contributions are based on 15% of an employee's annual earnings (including any cash bonus), not to exceed $33,563 per employee in fiscal 2007. Partial vesting commences two years after employment, increasing annually until full vesting is achieved at the completion of six years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment, the purchase of an annuity or a rollover into an individual retirement account, the amount of which is based on the amount of contributions and the results of the plan's investments.

        For the year ended September 30, 2007, $33,563 was contributed for the benefit of Jeffrey A. Gould, with 20 years of credited service, $26,545 was contributed for the benefit of George Zweier, with nine years of credited service, and $33,563 was contributed for the benefit of Mitchell Gould, with nine years of credited service. The aggregate amount accumulated to date for Messrs. Jeffrey A. Gould, George Zweier and Mitchell Gould is $1,262,873, $247,340 and $351,648, respectively.

Non-Qualified Deferred Compensation

        We do not provide any non-qualified deferred compensation to our executive officers.

REPORT OF COMPENSATION COMMITTEE

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommended to the Board of Trustees, that the Compensation Discussion and Analysis be included in this proxy statement.

                      The Compensation Committee
                      Jeffrey Rubin (Chairman)
                      Alan Ginsburg
                      Jonathan H. Simon

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Introduction

        Fredric H. Gould, chairman of our board of trustees, is chairman of the board of directors and chief executive officer of One Liberty Properties, Inc., a real estate investment trust listed on the New York Stock Exchange that is engaged in the ownership of a diversified portfolio of income-producing real properties that are net leased to tenants, generally under long-term leases. He is also chairman of the board of directors and sole stockholder of the managing general partner of Gould Investors L.P., a limited partnership that owns and operates a diversified portfolio of real estate and invests in other companies active in the real estate and finance industries, and he is the sole member of a limited liability company which is the other general partner of Gould Investors L.P. Gould Investors L.P. owns approximately 19% of our outstanding common shares. In addition, Mr. Gould is an officer and sole shareholder of REIT Management Corp., our advisor.

        Jeffrey A. Gould, a trustee and our president and chief executive officer, is a senior vice president and director of One Liberty Properties, Inc. and a vice president of the managing general partner of Gould Investors L.P. Matthew J. Gould, a trustee and one of our senior vice presidents, is a senior vice president and director of One Liberty Properties, Inc., and president of the managing general partner of Gould Investors L.P. He is also an executive officer of REIT Management Corp. and of Majestic Property Management Corp. In addition, David W. Kalish, Simeon Brinberg, Mark H. Lundy and Israel Rosenzweig, each of whom is an executive officer of our company, are executive officers of One Liberty Properties, Inc. and of the corporate managing general partner of Gould Investors L.P. Mark H. Lundy also is an officer of Majestic Property Management Corp.

Related Party Transactions

        We and certain related entities, including Gould Investors L.P., One Liberty Properties, Inc., Majestic Property Management Corp. and REIT Management Corp. occupy common office space and share certain services and personnel in common. In fiscal 2007, we reimbursed Gould Investors L.P. $907,000 for common general and administrative expenses, including rent, telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services. This amount includes $81,000 contributed to the annual rent of $420,000 paid by Gould Investors L.P., One Liberty Properties, Inc. and related entities to a subsidiary of Gould Investors L.P. which owns the building in which the offices of these entities are located, and an aggregate of $440,000 allocated to us for services performed by certain executive officers who are engaged by us on an "as needed" part-time basis, including the amounts allocated for the salary and benefits of Mark H. Lundy as set forth in the "Summary Compensation Table" and $154,109 and $138,940 allocated for the salaries of Simeon Brinberg and David W. Kalish, respectively. The allocation of general and administrative expenses is computed in accordance with a shared services agreement, and is based on the estimated time devoted by executive, administrative and clerical personnel to the affairs of each participating entity to the shared services agreement. The services of secretarial personnel generally is allocated on the same basis as that of the executive to whom each secretary is assigned. The amount of general and administrative expenses allocated to us, which Gould Investors L.P. nets against its general and administrative expenses in its consolidated statements of income, represents approximately 26.7% of the total expenses allocated to all entities which are parties to the shared services agreement. We also lease under a direct lease with a subsidiary of Gould Investors L.P. approximately 1,800 square feet of office space at an annual rental of $58,000, which is a competitive rent for comparable office space in the area in which the building is located.

        We are party to an advisory agreement between us and REIT Management Corp., a company wholly-owned by Fredric H. Gould. Pursuant to the advisory agreement, REIT Management Corp. furnishes advisory and administrative services with respect to our business, including, without limitation, arranging credit lines, interfacing with our lending banks, participating in our loan analyses and approvals, providing investment advice, providing assistance with building inspections, construction supervision, and litigation and foreclosure action support. For services performed by REIT Management Corp. under the advisory agreement through December 31, 2006, REIT Management Corp. received an annual fee of 1% paid on mortgages receivable, subordinated land leases and investments in unconsolidated ventures as well as an annual fee of 1/2 of 1% of our invested assets other than mortgages receivable, subordinated land leases and investments in unconsolidated ventures. In addition through December 31, 2006, our borrowers paid fees directly to REIT Management Corp. on their loans, generally one time fees payable upon funding of the loan commitment, in the amount of 1% of the total commitment amount. After review by our board of trustees and discussions by our independent trustees with executive officers of REIT Management Corp., the advisory agreement was amended effective January 1, 2007 to reduce the annual fee to 6/10 of 1% of our invested assets and to provide that our borrowers shall pay a fee to REIT Management Corp., upon funding a loan commitment, of 1/2 of 1% of the total commitment amount, provided that we have received at least a loan commitment fee of 1% from the borrower in any such transaction and any loan commitment fee in excess of 1 1/2% will be paid to us. The fee to REIT Management Corp. includes non-accruing mortgages receivable to the extent they exceed allowances for loan losses. In addition, pursuant to a joint venture arrangement with CIT Capital USA, Inc., entered into in November 2006, loan origination fees paid by a borrower on a loan originated by the joint venture in excess of 2% of the principal amount of the loan, but not exceeding 3% of the principal amount of the loan, is paid to REIT Management Corp. Borrowers may also pay an inspection fee to REIT Management Corp. for building inspections relating to loan originations and to construction loan fundings. In fiscal 2007, we paid advisory fees pursuant to the advisory agreement of $2,307,681, our joint venture with CIT paid fees to the advisor of $181,625, and borrowers paid fees to the advisor of $812,062. The term of the advisory agreement, as amended, will expire on December 31, 2010.

        All of the outstanding shares of REIT Management Corp. are owned by Fredric H. Gould. Fredric H. Gould and Matthew J. Gould are executive officers of REIT Management Corp. The total compensation they each received from REIT Management Corp. in fiscal 2007 is set forth in the Summary Compensation Table and the notes to the table, and the compensation received in fiscal 2007 by Jeffrey A. Gould and Mark H. Lundy from REIT Management Corp. is also set forth in the Summary Compensation Table and the notes to the table. Simeon Brinberg, David W. Kalish and Israel Rosenzweig, also executive officers of our company, received compensation from REIT Management Corp. in fiscal 2007 of $172,179, $304,805 and $428,830, respectively.

        In fiscal 2007, we paid Majestic Property Management Corp., a company which is wholly-owned by Fredric H. Gould, fees for management services totaling $23,884, representing less than 1% of the fiscal 2007 revenues of Majestic Property Management Corp. In addition, in fiscal 2007, eight unconsolidated joint ventures, in which we own a 50% joint venture interest, paid fees to Majestic Property Management Corp. for management services, brokerage commissions and construction supervisory services, totaling $185,703, representing approximately 4% of the fiscal 2007 revenues of Majestic Property Management Corp.

        Majestic Property Management Corp. provides real property management, real estate brokerage, mortgage brokerage and construction supervision services for affiliated and non-affiliated entities. Fredric H. Gould received compensation from Majestic Property Management Corp. of $440,422 in fiscal 2007, and the following executive officers of ours (some of whom are officers of Majestic Property Management Corp.) received compensation from Majestic Property Management Corp. in fiscal 2007 as follows: Jeffrey A. Gould, $521,362; Matthew J. Gould, $515,046; Simeon Brinberg, $89,691; David W. Kalish, $247,739; Mark H. Lundy, $361,403; and Israel Rosenzweig, $457,301. The real property management services provided by Majestic Property Management Corp. to us and our joint ventures include, among other things, rent billing and collection, leasing (including compliance with regulatory statutes and rules; i.e., New York City rent control and rent stabilization rules), construction supervision, property maintenance and repairs related to foreclosed properties and property sales.

        The fees paid by us to REIT Management Corp. and Majestic Property Management Corp. and the expenses reimbursed to Gould Investors L.P. under the shared services agreement were reviewed by our audit committee and non-management trustees. The fees paid by REIT Management Corp. are paid pursuant to the advisory agreement and the expenses reimbursed to Gould Investors L.P. are reimbursed pursuant to the shared services agreement. The fees to Majestic Property Management Corp. are based on fees which would have been charged by unaffiliated persons for comparable services. Jeffrey A. Gould, Fredric H. Gould, Matthew J. Gould, Mark H. Lundy, Simeon Brinberg, David W. Kalish and Israel Rosenzweig also receive compensation from other entities wholly-owned by Fredric H. Gould and parties to the shared services agreement, none of which provided services to us in fiscal 2007.

        In fiscal 2006, we sold two 50% pari passu participations to Gould Investors L.P., at par, in two separate loans. A participation in the first loan in the face amount of $46 million was sold on March 30, 2006 for $23 million. This loan was repaid in full by the borrower in August 2007 when the balance of this loan was $19,500,000. A participation in the second loan with an outstanding balance of $20.8 million, net of interest and repair reserves at September 27, 2006, was sold to Gould Investors L.P. for $10.4 million. Gould Investors L.P. received a pro rata share of the commitment fee paid by the borrower to us, or $219,818. On November 16, 2006, we repaid this participation in full, at which time the outstanding participation balance was $9.5 million, and Gould Investors L.P. repaid to us $159,000, representing the unamortized portion of the commitment fee of $219,818.

        Effective January 1, 2007, we, Gould Investors L.P., One Liberty Properties and Fredric H. Gould (personally) purchased from Citation Shares Sales, Inc., a fractional 6.25% interest in an airplane. We purchased our fractional interest in order to facilitate property site inspections by our officers and loan underwriters. We purchased 40% of the 6.25% of interest for $172,000 (depreciable over five years), representing our pro rata share of the total purchase price and agreed to pay our pro rata share of the operating costs, which totaled $53,592 in fiscal 2007. The management agreement for the airplane with Citation Sales Shares Inc. is for a period of five years and provides for the monthly operating costs to be adjusted annually, based upon a fixed schedule set forth in the agreement. Georgetown Partners, Inc., managing general partner of Gould Investors L.P., acting as nominee for the purchasers executed the purchase agreement and "management agreement." We are allotted our pro rata share of 250 hours of usage under the purchase agreement for the five years of the agreement. The airplane (or any substitute airplane used pursuant to the terms of the agreement) is used by us for business purposes only. All payments made by us in this transaction are made directly to the seller of the aircraft and the manager, both unrelated parties and well known in the industry. At the conclusion of each year, the parties which purchased the fractional interest and pay a pro rata share of operating expenses will "true up" operating expenses, if any participant uses hours in excess of those allotted to it. The purchasers of the 6.25% fractional interest, as a group, have the right to reconvey the interest to the seller at any time, twelve months subsequent to the date that title to the aircraft was acquired, at a price equal to the fair market value of the interest, determined by negotiation and if the parties cannot agree on a price, then independent third party appraisals are to be performed.

Policies and Procedures

        Our Code of Business Conduct and Ethics provides in the "Conflicts of Interest" section that our board of trustees is aware of certain transactions between us and affiliated entities, including the sharing of services pursuant to the terms of a shared services agreement and the provision of services by affiliated entities to us. The provision states that the board has determined that the services provided by affiliated entities to us are beneficial and that we may enter into a contract or transaction with an affiliated entity provided that any such transaction is approved by the Audit Committee which is satisfied that the fees, charges and other payments made to the affiliated entities are at no greater cost or expense to us then would be incurred if we were to obtain substantially the same services from unrelated and unaffiliated entities. The term "affiliated entities" is defined in the Code of Business Conduct and Ethics as all parties to the shared services agreement and other entities in which our officers and directors have an interest.

        Our Audit Committee is advised of related transactions which occurred in the current quarter at its quarterly meeting, reviews the facts of the transactions and either approves or disapproves the transactions. If a transaction relates to a member of our Audit Committee, such member does not participate in the Audit Committee's deliberations. Our Audit Committee presents the facts of all related party transactions to our board of trustees on an annual basis. Our board of trustees then reviews the transactions and a majority of our independent trustees must approve/ratify or disapprove such related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, trustees and persons who beneficially own more than 10% of our common shares to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, trustees and greater than 10% beneficial owners are required by the rules and regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended, to furnish us with copies of all Section 16(a) forms they file. We prepare and file the requisite forms on behalf of our executive officers and trustees.

        Based on a review of information supplied to us by our executive officers and trustees, we believe that all Section 16(a) filing requirements applicable to our executive officers and trustees with respect to fiscal 2007 were met.

SUBMISSION OF SHAREHOLDER PROPOSALS

        Our annual meeting of shareholders for the year ending September 30, 2008 is scheduled to be held in March 2009. In order to have any proposal presented by a shareholder at the meeting included in the proxy statement and form of proxy relating to the 2009 meeting, the proposal must be received by us no later than September 30, 2008.

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead intended to be presented directly at the 2009 annual meeting of shareholders, rules and regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended, permit us to exercise discretionary authority to the extent conferred by proxy if we:

  •
  receive notice of the proposal before December 15, 2008 and advise shareholders in the 2009 proxy statement of the nature of the proposal and how management intends to vote on such matter, or

  •
  do not receive notice of the proposal before December 15, 2008.

OTHER MATTERS

        As of the date of this proxy statement, we do not know of any matter other than those stated in this proxy statement which are to be presented at the annual meeting of shareholders. If any other matter should properly come before the meeting, the persons named in the proxy card will vote the common shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By order of the Board of Trustees
Simeon Brinberg, Secretary

Exhibit A

CHARTER

AUDIT COMMITTEE OF THE BOARD OF TRUSTEES

I. Purpose

        The Audit Committee (the "Committee") is a committee of the Board of Trustees (the "Board"). The primary function of the Committee is to represent and assist the Board with the oversight of: (i) the quality and integrity of the Trust's financial statements and internal controls, (ii) the Trust's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Trust's internal audit function and independent auditors. In addition, the Committee will prepare the audit committee report required by the Securities and Exchange Commission for inclusion in the Trust's annual proxy statement. The Committee will fulfill its responsibilities by carrying out its activities and duties consistent with this Charter. The Committee shall be given full and direct access to the Trust's management, Trust's employees, independent auditors and the firm and/or person(s) performing the internal audit function, as necessary to carry out these responsibilities.

II. Composition

        The Committee shall be comprised of three or more Trustees. The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee of the Board and elected by the Board at the annual organizational meeting to one-year terms or until their successors are elected and qualified. Each member of the Committee shall satisfy the independence requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission, and be financially literate, as determined by the Board in its business judgment.

        At least one member of the Committee shall be a "financial expert," as determined by the Board in compliance with the Sarbanes-Oxley Act of 2002, the New York Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission. In addition, at least one member of the Committee shall be determined by the Board, in its business judgment, as having accounting or related financial management expertise. If the Board determines that a Committee member is a "financial expert," it may presume that such member has accounting or related financial management expertise. The designation of one or more members as a "financial expert" shall not impose any duties, obligations or liabilities on such member greater than the regular duties, obligations, and liabilities of a member of the Committee or the Board.

        No trustee shall simultaneously serve on the audit committee of more than two other public companies, unless the Board has determined that such simultaneous service will not impair the ability of such trustee to effectively serve on the Trust's Committee and discloses such determination in the Trust's annual proxy statement.

        Unless a Chair of the Committee is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

        No consulting, advisory or compensatory fees shall be paid by or for the Trust to any member of the Committee or to any entity with which he or she is affiliated, other than Trustee and committee fees payable by the Trust in the regular course. Board and committee fees may be payable in cash, shares of capital stock, options and/or in kind. Committee members may receive additional compensation from the Trust for their service on the Committee.

III. Meetings

        The Committee shall meet once every quarter, or more frequently if circumstances require, to discuss with management the annual or quarterly financial statements, as the case may be. The timing of the meetings shall be determined by the Committee. However, the Committee will meet at any mutually convenient time that management, the independent auditors or the firm and/or person(s) performing the internal audit function believe communication with the Committee is required. As part of its job to foster open communication, the Committee shall meet periodically with management, the Board, the independent auditors and the firm and/or person(s) performing the internal audit function in separate executive sessions to discuss any matter which the Committee or each of these groups believe should be discussed privately. Except for executive sessions of the Committee, minutes shall be kept of each meeting of the Committee.

IV. Committee Responsibilities and Duties

        The Committee shall have the following duties and responsibilities:

  GENERAL RESPONSIBILIITES:

        To report Committee activities to the Board on a regular basis and make appropriate recommendations.

        To inquire as to the independence of the independent auditors. As part of this responsibility, the Committee will ensure that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between such auditors and the Trust. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

        To conduct or authorize investigations into matters within the Committee's scope of responsibility. The Committee is authorized to the extent it deems necessary or appropriate, at the Trust's expense and without Board approval, to retain independent counsel, accountants or other advisors to assist the Committee in fulfilling its duties. The Committee may request any officer, trustee or employee of the Trust or the Trust's outside counsel, independent auditors or the firm and/or person(s) performing the internal audit function to attend any meeting of the Committee or to meet with any members of or consultants to the Committee.

        To review and approve, specifically and in advance, any permitted non-audit services proposed to be provided to the Trust by its independent auditors, and ensure that such services do not interfere with the independence of such auditors, and do not give rise to an appearance of impropriety. Pre-approval of permitted non-audit services may be delegated to the Chairperson or another member of the Committee.

        To consider policies and procedures for audit partner rotation on a five-year cycle.

        To establish procedures for the receipt, retention and treatment of complaints received by the Trust regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting, auditing or internal control issues.

        To meet separately and periodically, with management, the independent auditors and the firm and/or person(s) performing the internal audit function.

        To establish and review hiring policies regulating the hiring by the Trust of employees or former employees of the Trust's independent auditors.

        To review and approve all related party transactions involving the Trust and any affiliated company, executive officer, trustee or employee, or family member of any of the foregoing in accordance with the Trust's policies in effect from time to time.

  RESPONSIBILITIES FOR ENGAGING INDEPENDENT AUDITORS AND REVIEWING INTERNAL AUDIT FUNCTION:

        To be directly and solely responsible for the appointment, retention and evaluation of the independent auditors and to directly and be solely responsible for the approval of any replacement of the independent auditors. The Committee also will review and approve fees paid to the independent auditors, including audit and non-audit fees.

        To confirm and assure the objectivity of the internal audit function and the independence of independent auditors, including a review of all services provided by the independent auditors.

        To obtain from the independent auditors a timely report relating to the Trust's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material communications between the independent auditors and management.

        To inquire of the Trust's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Trust's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Trust's internal control over financial reporting.

  RESPONSIBILITIES REGARDING THE ANNUAL AUDIT, INTERNAL AUDITS AND QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

        At least annually, the Committee will obtain and review a report by the independent auditors describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditors and the Trust.

        To review with the independent auditor any audit problems or difficulties and management's response.

        The Committee will advise management, the independent auditors and the firm and/or person(s) performing the internal audit function that they must provide the Committee with a timely notification and analysis of significant financial reporting issues.

        The Committee will review and discuss with management and the independent auditors each quarterly report filed with the Securities and Exchange Commission (Form 10-Q). Each Form 10-Q must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

        The Committee will review and discuss with management and the independent auditors the annual report filed with the Securities and Exchange Commission (Form 10-K) and other published documents containing the Trust's financial statements. Each Form 10-K must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

  THE COMMITTEE WILL DISCUSS THE FOLLOWING WITH THE INDEPENDENT AUDITORS:

        The planned arrangements and written scope of the annual audit.

        The adequacy of the Trust's internal controls, including computerized information systems controls and security.

        Any significant findings and recommendations made by the independent auditors together with management's response.

        The need for the independent auditors to assess their responsibility for detecting accounting and financial reporting errors, fraud, and defalcations, illegal acts and noncompliance with the Trust's Code of Business Conduct and Ethics and regulating requirements.

        The need for changes or improvements, including improvements in efficiency, in financial or accounting practices or controls.

  THE COMMITTEE WILL DISCUSS WITH MANAGEMENT AND THE INDEPENDENT AUDITORS:

        The Trust's annual financial statements and related notes and quarterly financial statements, including all of the Trust's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The independent auditor's audit of and report on the financial statements.

        The independent auditor's qualitative judgment about the quality, not just the acceptability, of the accounting principles and financial disclosures.

        The matters required to be discussed by Statement on Auditing Standards No. 61, as it may be amended, including but not limited to:

        Methods used to account for significant unusual transactions.

        Effect of significant accounting policies in controversial or emerging areas.

        Process and basis for sensitive accounting estimates.

        Disagreements between independent auditors and management over accounting or disclosure matters.

        Any significant matters arising from any audit relating to the Trust's financial statements, and discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information, and any significant disagreements with management. The Committee is responsible for the resolution of disagreements between management and the Trust's independent auditors regarding financial reporting.

        Review and discuss with management, the independent auditors and the firm and/or person(s) performing the internal audit function the Trust's policies with respect to risk assessment and risk management and review contingent liabilities and risks that may be material to the Trust.

        Review and discuss with management and the independent auditor the responsibilities, organization, budget, staffing and qualification of the Trust's internal audit function, including the appointment, reassignment, or discharge of any internal auditors employed by the Trust or any outsourced provider of internal auditing services, as the case may be.

        Discuss with the firm and/or person(s) performing the internal audit function any audit problems, significant difficulties or disagreements with management encountered in the course of the internal audit, including any restrictions on the scope of the audit or access to information.

        Discuss with the Trust's general counsel any significant legal, compliance or regulatory matters that may have a material adverse effect on the Trust's financial statements or business or compliance policies, including material notices to or inquiries from governmental agencies.

  PERIODIC RESPONSIBILITIES:

        Review annually the Committee's Charter for adequacy and recommend any changes to the Board.

        Meet with the independent auditors and management in separate executive sessions to discuss matters that should be discussed privately with the Committee.

        Review the Committee's methodology and functions at least annually; evaluate its performance and institute appropriate changes to improve performance or reflect changes in the business environment.

        Prepare an annual Committee report or other proxy statement disclosure about the Committee in accordance with rules and regulations of the Securities and Exchange Commission and other applicable law.

        Include a copy of the Committee Charter as an appendix to the proxy statement at least once every three years.

        Review and update periodically the Trust's policies and procedures that pertain to the Trust's financial reporting process, system of internal controls, and compliance and ensure that management has established a system to enforce these policies.

        Discuss with management the Trust's earnings press releases prior to issuance, as well as financial information and earnings guidance provided to analysts and rating agencies, if any.

        Perform an annual self-evaluation of its performance and compliance with the Charter and present its findings to the Board.

V. Miscellaneous

        The management of the Trust is responsible for the preparation, presentation and integrity of the Trust's financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Trust's annual financial statements, reviews of the Trust's quarterly financial statements prior to their filing, and annually auditing management's assessment of the effectiveness of internal control over financial reporting, and other procedures. In fulfilling their duties hereunder, it is recognized that members of the Committee are not (i) performing the functions of auditors or accountants, and therefore, it is not their responsibility to conduct "field work" or other types of auditing or accounting reviews and (ii) employees, and rely, without independent verification, on the information provided to them and the representations made to them by management, the independent auditors and the firm and/or firm and/or person(s) performing the internal audit function.

        The Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures or appropriate disclosure controls and procedures, or that the Trust's reports and information provided under the Securities Exchange Act of 1934, as amended, are accurate and complete. Furthermore, the Committee's consideration and discussions referred to in this Charter do not assure that the audit of the Trust's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, that the Trust's independent auditors are in fact "independent," or that the matters required to be certified by the Trust's chief executive officer, chief financial officer or other officers of the Trust under the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Securities and Exchange Commission have been properly and accurately certified.

ANNUAL MEETING OF SHAREHOLDERS OF

BRT REALTY TRUST

March 10, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718- 921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

-OR-

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20400000000000000000 4	031008

The Board of Trustees recommends a vote “FOR”all nominees listed.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Trustees
NOMINEES:
☐	FOR ALL NOMINEES	☐ Kenneth F. Bernstein
☐ Fredric H. Gould
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Gary Hurand
☐ Elie Weiss

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed by you. If no direction is made, this Proxy will be voted FOR all nominees. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Trustees’ recommendation. The Proxies cannot vote your shares of beneficial Interest unless you sign and return this card.

Signature of Shareholder	Date:	Signature of Shareholders	Date:

Note:        Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

BRT REALTY TRUST

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

March 10, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Simeon Brinberg and Mark H. Lundy as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Beneficial Interest, $3.00 par value of BRT Realty Trust held of record by the undersigned on January 23, 2008 at the Annual Meeting of Shareholders to be held on March 10, 2008 or any adjournments thereof.

(Continued and to be signed on the reverse side)

QuickLinks

BRT REALTY TRUST 2008 ANNUAL MEETING PROXY STATEMENT
TABLE OF CONTENTS
GENERAL
VOTING PROCEDURES
COST OF PROXY SOLICITATION
GOVERNANCE OF OUR COMPANY
Compensation of Trustees
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, TRUSTEES AND MANAGEMENT
ELECTION OF TRUSTEES (Proposal 1)
NOMINEES FOR ELECTION AS CLASS III TRUSTEES WHOSE TERM WILL EXPIRE IN 2011
CLASS I TRUSTEES WHOSE TERM EXPIRES IN 2009
CLASS II TRUSTEES WHOSE TERM EXPIRES IN 2010
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIIP REPORTING COMPLIANCE
SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS
  Exhibit A
CHARTER AUDIT COMMITTEE OF THE BOARD OF TRUSTEES